UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 24, 2005

Commission	Registrant, Address of Principal Executive	I.R.S. Employer	State of
File Number	Offices and Telephone Number	Identification Number	Incorporation
1-08788	SIERRA PACIFIC RESOURCES	88-0198358	Nevada
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant
Item 9.01 Financial Statements and Exhibits
EXHIBIT INDEX
Signatures
EX-99.1 OFFICER'S CERTIFICATE
EX-99.3 PURCHASE CONTRACT AGREEMENT
EX-99.5 PLEDGE AGREEMENT
EX-99.6 REMARKETING AGREEMENT
EX-99.7 OPINION OF WOODBURN AND WEDGE

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On May 24, 2005, Sierra Pacific Resources (the “Company”) closed an exchange offer in which it exchanged 1,982,822 of newly-issued Premium Income Equity Securities PIESSM in the Form of Corporate PIES (the “New PIES”), plus an exchange fee, for a like number of previously-issued PIES in the Form of Corporate PIES (the “Old PIES”). Definitive forms of the agreements relating to the New PIES are attached as exhibits to this Report.

     The following is a brief description of the Company’s obligations in respect of the PIES. A more complete description of the obligations, and of each of the agreements relating to the PIES, is set forth in its Registration Statement (File No. 333-124083) on Form S-4, as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 18, 2005.

     The New PIES consist initially of 1,982,822 Corporate PIES. Each Corporate PIES is a unit initially consisting of two parts:

•	a purchase contract for the Company’s common stock; and

•	a 1/20th, or 5%, undivided beneficial interest in a senior note of the Company with a principal amount of $1,000.

     Under the purchase contract that is a component of each Corporate PIES, the Company will be obligated to issue to the holder a number of shares of the Company’s common stock at a purchase price of $50 on November 15, 2005, which has been set as the purchase contract settlement date. The number of shares of the Company’s common stock that the holder will be entitled to receive on that date will depend on the average closing price of such shares over the 20 consecutive trading-day period ending on November 10, 2005. Until the holder actually purchases the Company’s common stock, the holder’s obligation to pay the $50 purchase price will be secured by the senior note that is associated with each Corporate PIES, which will be pledged as collateral. Purchase contract adjustment payments will accrue in respect of each purchase contract from May 15, 2005 at a rate of 1.07% per year of the $50 stated amount, corresponding to a payment of $0.1338 for each quarter.

     Each Corporate PIES also will include a 1/20th, or 5%, undivided beneficial interest in a senior note of the Company with a principal amount of $1,000. Interest on the senior note will accrue from May 15, 2005. Prior to a successful remarketing of the senior notes, the Company will pay each holder quarterly cash interest payments on the holder’s interest in the senior note on the same dates that purchase contract adjustment payments are made. The senior notes will accrue interest at an initial rate equal to 7.93% per year, corresponding to a quarterly payment of $0.9913 with respect to each 1/20th undivided beneficial interest in a senior note.

     The senior notes beneficially owned by each holder of Corporate PIES may be sold, or “remarketed,” at any time on any remarketing date occurring during the period for early remarketing. The period for early remarketing shall begin the day following the consummation of the exchange offer, which occurred on May 24, 2005, and end on the ninth business day prior to the purchase contract settlement date, which will occur on November 15, 2005. Proceeds of any remarketing of senior notes that are associated with Corporate PIES during the period for early remarketing will be used to purchase a Treasury portfolio which will be pledged to secure the obligations of the holders of Corporate PIES under the related purchase contracts. If the senior notes associated with the Corporate PIES have been remarketed to the public, a portion of the proceeds of the Treasury portfolio purchased with proceeds from the remarketing (and/or permitted investments) or cash proceeds from the remarketing will be automatically applied to satisfy in full the holder’s obligation to pay the purchase price for the common stock of the Company under the purchase contract, and the holder will receive the common stock on the purchase contract settlement date. If the senior notes associated with the Corporate PIES are not successfully remarketed during or prior to the final remarketing period, the Company will exercise its rights as a secured party and take possession of the senior notes associated with the Corporate PIES, whereupon the obligation to pay the purchase price for the common stock will be fully satisfied. The final remarketing period is the three-day remarketing period beginning on and including the fifth business day, and ending on and including the third business day, preceding the purchase contract settlement date.

     The Indenture under which the Senior Notes are issued contains customary default provisions, including defaults for failure to pay interest or principal when due, failure to observe covenants and certain bankruptcy-related defaults.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c)   Exhibits.

     The Exhibits to this Current Report are listed in the Exhibit Index on Page 4, which Exhibit Index is incorporated herein by this reference.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Officer’s Certificate dated as of May 24, 2005
99.2	Form of Senior Note (included in Exhibit 99.1)
99.3	Purchase Contract Agreement dated as of May 24, 2005 between Sierra Pacific Resources and The Bank of New York, as Purchase Contract Agent
99.4	Form of Stock Purchase Contract (included in Exhibit 99.3)
99.5	Pledge Agreement dated as of May 24, 2005 between Sierra Pacific Resources, Wells Fargo Bank, National Association, as Collateral Agent, Wells Fargo Bank, National Association, as Securities Intermediary, and The Bank of New York, as Purchase Contract Agent
99.6	Remarketing Agreement dated as of May 24, 2005 between Sierra Pacific Resources, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers, Inc.
99.7	Opinion of Woodburn and Wedge

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: May 24, 2005	By:	/s Michael W. Yackira
Michael W. Yackira
Corporate Executive Vice President and Chief Financial Officer